As filed with the Securities and Exchange Commission on September 16, 2008
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                     TEVA PHARMACEUTICAL INDUSTRIES LIMITED
             (Exact name of registrant as specified in its charter)

                Israel                                  Not Applicable
      (State or other jurisdiction                     (I.R.S. Employer
           of incorporation)                         Identification No.)
                                ---------------
                                 5 Basel Street
                                   P.O.B. 3190
                           Petach Tikva, 49131 Israel
                          (Address, including zip code,
                  of registrant's principal executive offices)
                                ---------------

             Teva Pharmaceutical Industries 1994 Stock Option Plan
             (formerly the IVAX Corporation 1994 Stock Option Plan)
          SICOR Inc. Amended and Restated 1997 Long-Term Incentive Plan
         Teva Pharmaceutical Industries 1997 Employee Stock Option Plan
           (formerly the IVAX Corp. 1997 Employee Stock Option Plan)
            Teva Pharmaceuticals USA, Inc. Employee Stock Option Plan
       Teva Pharmaceuticals USA, Inc. 2000 Non-Qualified Stock Option Plan
                    Stock Option Plan for Novopharm Employees
  Teva Pharmaceutical Industries Ltd., 2001 Centenary Global Stock Option Plan
           Teva Pharmaceutical Industries Ltd., 2002 Stock Option Plan
                            for Employees in Israel
           Teva Pharmaceutical Industries Ltd., 2003 Stock Option Plan
                            for Employees in Israel
           Teva Pharmaceutical Industries Ltd., 2004 Stock Option Plan
                            for Employees in Israel
         Teva Pharmaceutical Industries 2004 Incentive Compensation Plan
           (formerly the IVAX Corp. 2004 Incentive Compensation Plan)
          Teva Pharmaceutical Industries Limited 2005 Omnibus Long-Term
                              Share Incentive Plan
    Teva Pharmaceutical Industries Limited 2008 Employee Stock Purchase Plan
                               for U.S. Employees
                                ---------------
                            (Full title of the plans)

                                ---------------
                         Teva Pharmaceuticals USA, Inc.
                                1090 Horsham Road
                         North Wales, Pennsylvania 19454
                           Attention: William S. Marth
                                 (215) 591-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ---------------
                                    copy to:
                              Peter H. Jakes, Esq.
                            Jeffrey S. Hochman, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000
                                ---------------


                                                  CALCULATION OF REGISTRATION FEE
========================================== ================== ===================== ====================== ========================

           Title of Securities               Amount to be       Proposed Maximum      Proposed Maximum            Amount of
          to be Registered (1)              Registered (2)          Offering              Aggregate         Registration Fee (4)
                                                               Price per Share(3)      Offering Price
------------------------------------------ ------------------ --------------------- ---------------------- ------------------------

Ordinary Shares, NIS 0.1 par value,            3,500,000             $45.51             $159,285,000               $6,260
deposited as American Depositary Shares
========================================== ================== ===================== ====================== ========================

(1) American Depositary Shares ("ADSs") issuable on deposit of ordinary shares have been registered under a separate registration statement.

(2) The aggregate number of ordinary shares being registered represents 3,500,000 ordinary shares being registered under the Teva Pharmaceutical Industries Limited 2008 Employee Stock Purchase Plan for U.S. Employees. The ordinary shares are represented by a like number of American Depositary Shares. This Registration Statement covers an indeterminate number of additional ordinary shares as may be offered or issued from time to time as a result of the antidilution protections of this incentive plan. The number of ordinary shares to be registered under this plan referenced in this footnote (2) and the number of shares previously registered under the Forms S-8 referenced in footnote (4) have been revised to reflect the stock splits effected in February 2000, December 2002 and June 2004.

(3) Based upon the average of the high and low price of an American Depositary Share on September 15, 2008, on the Nasdaq National Market, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, for the purpose of calculation of the registration fee. One American Depositary Share equals one ordinary share.

(4) Pursuant to Rule 429(a) of the rules and regulations under the Securities Act of 1933, as amended, the prospectuses prepared under Part I of Form S-8 also relate to the ordinary shares included in the Registration Statement on Form S-8, File No. 333-13108, the Registration Statement on Form S-8, File No. 333-09784, the Registration Statement on Form S-8, File No. 333-96725, the Registration Statement on Form S-8, File No. 333-112115, the Registration Statement on Form S-8, File No. 333-112930, the Registration Statement on Form S-8, File No. 33-118978, the Registration Statement on Form S-8, File No. 333-126264, the Registration Statement on Form S-8, File No. 333-131274. Such ordinary shares are represented by American Depositary Shares. The filing fees previously paid in connection with the registration of such ordinary shares were $23,122.66, $3,495.14, $2,167.79, $6,719.25,
     $10,278.26, $18,613.36, $10,242.72 and $266,368.77 respectively, based on the then-applicable filing fees.

================================================================================

                                EXPLANATORY NOTES

     This Registration Statement on Form S-8 incorporates by reference the Registrant's previous Registration Statements on Form S-8 (Nos. 333-13108, 333-09784, 333-96725, 333-112115, 333-112930, 333-118978, 333-126264 and
333-131274). Any items included with these previous Registration Statements not expressly changed hereby shall be as set forth in such previous Registration Statements.

     This Registration Statement registers ordinary shares in connection with the offering of ordinary share-based awards to employees of Teva Pharmaceutical Industries Limited and its subsidiaries and affiliates under the Teva Pharmaceutical Industries Limited 2008 Employee Stock Purchase Plan for U.S. Employees.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the SEC are incorporated herein by reference:

     (a) Our Annual Report on Form 20-F for the year ended December 31, 2007, filed with the SEC on February 29, 2008;

     (b) Our Current Reports on Form 6-K, filed with the SEC on January 10, 2008, January 17, 2008, January 22, 2008, January 30, 2008, February 21, 2008, April 3, 2008, May 12, 2008, May 20, 2008, May 23, 2008,
          June 26, 2008, June 30, 2008, July 18, 2008, July 22, 2008, July 23,
          2008, July 29, 2008, August 13, 2008, August 19, 2008, August 26,
          2008, September 3, 2008, September 15, 2008 and September 16, 2008 (two filings); and

     (c) The description of Teva's ordinary shares, par value NIS 0.10 per share and the American Depositary Shares representing the ordinary shares, contained in the registration statement on Form F-4, filed on September 16, 2008, as amended (Registration Statement No. 333-153497).

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     You may obtain copies of these documents free of charge by contacting us at our address or telephone number set forth below:

                     Teva Pharmaceutical Industries Limited
                                 5 Basel Street
                                  P.O. Box 3190
                            Petach Tikva 49131 Israel
                                 972-3-926-7267
                            Attn: Corporate Secretary

Item 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Part Six, Chapter Three of Israel's Companies Law 5759-1999 includes the following sections relating to indemnification and insurance of its "office holders" (as defined in section 1 of the Israeli Companies Law, and to whom we refer hereinafter as officers):

     "Article Three: Exemption, Indemnification and Insurance

     Company's power to grant exemption, indemnification and insurance

     258. (a) A company does not have the right to grant any of its officers exemption from his responsibility for a breach of trust toward it.

          (b) A company has the right to grant an officer exemption from his responsibility for a breach of the obligation of caution toward it only in accordance with the provisions of this Chapter.

          (c) A company has the right to insure the responsibility of its officer or to indemnify him only in accordance with the provisions of this Chapter.

     Authorization to grant exemption

     259. (a) A company may in advance exempt its officer from all or some of his responsibility for damage due to his violation of the obligation of caution toward it, if there is a provision to that end in the Articles of Association.

          (b) Despite the provisions in subsection (a), a company is not entitled to exempt its officer in advance from his responsibility toward it, pursuant to a breach by such officer of his obligation of caution in respect of a dividend distribution.

     Permission on the matter of indemnification

     260. (a) If the company's articles of association include one of the provisions specified in subsection (b), then it may indemnify its officer in respect of a liability or expense specified in paragraphs (1), (1a) and (2), with which he was charged or which he expended in consequence of an act which he performed by virtue of being its officer:

               (1) a monetary liability imposed on him by a judgment in favor of another person, including a judgment imposed on him in a compromise or in an arbitrator's decision that was approved by a court;

               (1a) reasonable litigation expenses, including attorney's fees, expended by the officer pursuant to an inquiry or a proceeding conducted in respect of such officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against him and without any financial penalty being imposed on him instead of a criminal proceeding or which was concluded without the submission of an indictment against him but with a financial penalty being imposed on him instead of a criminal proceeding, in respect of a criminal act the proof of which does not require criminal intent.

                    In this subsection (1a):

                    (i) a proceeding concluded without the submission of an indictment shall mean that the relevant proceeding ended by virtue of the case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law, 1982, or by virtue of a stay of the proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law, 1982; and

                    (ii) a financial penalty imposed instead of a criminal proceeding shall mean a monetary penalty imposed in accordance with the law instead of a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 1985, a penalty for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law, 1982, a monetary sanction or a fine.

               (2) reasonable legal expenses, including attorney's fees, which the officer incurred or with which he was charged by the Court, in a proceeding brought against him by the company, in its name or by another person, or in a criminal prosecution in which he was found innocent, or in a criminal prosecution in which he was convicted of an offense that does not require proof of criminal intent.

          (b) The provision on indemnification in the Articles of Association can be any one of the following:

               (1) a provision that permits the company to give an undertaking in advance that it will indemnify its officer, in each of the following, which we refer to as an undertaking to indemnify:

                    (a) as detailed in subsection (a)(1) on condition that the undertaking shall be limited to categories of events which in the Board of Directors' opinion can be foreseen in light of the activities of the company when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and that in the undertaking to indemnify the events which in the Board of Directors' opinion can be foreseen in light of the activities of the company when the undertaking to indemnify is given or mentioned, and the amount or criteria set by the Board of Directors as reasonable under the circumstances are mentioned; and

                    (b) as detailed in subsection a(1a) or a(2).

               (2) a provision that permits the company to indemnify its officer retroactively (which we refer to hereinafter as permission to indemnify).

     Insurance of liability

     261. If the company's Articles of Association include a provision to that end, then it may enter into a contract for the insurance of an officer's responsibility for any liability that will be imposed on him in consequence of an act which he performed by virtue of being its officer, in each of the following circumstances:

          (1) violation of the obligation of caution towards the company or towards another person;

          (2) breach of trust against the company, on condition that the officer acted in good faith and that he had reasonable grounds to assume that the act would not cause the company any harm;

          (3) a monetary obligation that will be imposed on him to the benefit of another person.

     Change of articles of association

     262. (a) In a private company in which the shares are divided into classes, a decision to include a provision on exemption or indemnification in the articles of association requires--in addition to approval by the General Meeting--also approval by Class Meetings.

          (b) In a public company, in which the officer is a controlling member as defined in section 268, the decision of the General Meeting to include a provision on exemption, indemnification or insurance in the Articles of Association requires--in addition to the majority required for a change of the Articles of Association--also approval by the shareholders who do not have a personal interest in the approval of the decision, as required in respect of an exceptional transaction under the provisions of section 275(a)(3).

     Invalid provisions

     263. A provision in the Articles of Association, which permits the company to enter into a contract for the insurance of its officer; a provision in the Articles of Association or a Board of Directors decision to permit indemnification of an officer; or a provision in the articles of association that exempts an officer from responsibility toward the company for any of the following shall not be valid:

          (1) a breach of trust, except in respect of indemnification and insurance for a breach of trust as said in section 261(2);

          (2) a violation of the obligation of caution, which was committed intentionally or recklessly, except in the event that same was committed negligently;

          (3) an act committed with the intention to realize a personal unlawful profit;

          (4)  a fine or monetary penalty imposed on him.

     No conditions

     264. (a) Any provision in the Articles of Association, in a contract or given in any other manner, which directly or indirectly makes the provisions of this Article conditional shall be of no effect.

          (b) An undertaking to indemnify or to insure an officer's responsibility in consequence of a breach of trust toward the company shall not be valid, except for a breach of trust as stated in subsection 261(2), and an officer shall not, directly or indirectly, accept such an undertaking; acceptance of a said undertaking constitutes a breach of trust."

     Teva's officers and directors are covered by a liability insurance policy which insures them against expenses and liabilities of the type normally insured against under such policies.

     The Articles of Association of Teva, as amended, include provisions under which directors and officers of Teva are or may be insured or indemnified against liability which they may incur in their capacities as such, subject to the Israeli Companies Law.

     Articles 102 through 105 of Teva's amended Articles of Association provide as follows:

     "102. Subject to the provisions of the Law, the Company shall be entitled to engage in a contract for insurance of the liability of any officer of the Company, in whole or in part, as a result of any of the following:

          (a) Breach of a duty of care vis-a-vis the Company or vis-a-vis another person;

          (b) Breach of a fiduciary duty vis-a-vis the Company, provided that the officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

          (c) Financial liability which shall be imposed upon said officer in favor of another person as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

     103. Subject to the provisions of the Law, the Company shall be entitled to agree in advance to indemnify any officer of the Company as a result of a liability or an expense imposed on him or her or expended by him or her as a result of any action which was performed by said officer in his or her capacity as an officer of the Company, in respect of any of the following:

          (a) Financial liability imposed upon said officer in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law, provided that the agreement to indemnify shall be limited to events that, in the opinion of the Board of Directors of the Company, are foreseeable, in light of the Company's activities at the time that the agreement of indemnification was given, and shall further be limited to amounts or criteria that the Board of Directors has determined to be reasonable under the circumstances, and provided further that in the agreement of indemnification the events that the Board of Directors believes to be foreseeable in light of the Company's activities at the time that the agreement of indemnification was given are mentioned, as is the amount or criteria that the Board of Directors determined to be reasonable under the relevant circumstances.

          (b) Reasonable litigation expenses, including attorney fees, expended by the officer as a result of an inquiry or a proceeding conducted in respect of such officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against said officer and either (i) without any financial penalty being imposed on said officer instead of a criminal proceeding (as such term is defined in the Israeli Companies Law, 1999), or (ii) with a financial penalty being imposed on said officer instead of a criminal proceeding, in respect of a criminal charge which does not require proof of criminal intent.

          (c) Reasonable litigation expenses, including attorney fees, which said officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said officer was acquitted, or with regard to any criminal charge of which said officer was convicted which does not require proof of criminal intent.

     104. Subject to the provisions of the Law, the Company shall be entitled to indemnify any officer of the Company retroactively, for any liability or expenditure as set forth in Article 103 above, which was imposed upon said officer as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

     105. Subject to the provisions of the Law, the Company shall be entitled, in advance, to exempt any officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-a-vis the Company."

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.  EXHIBITS.

     4.1 Amended and Restated Deposit Agreement, dated January 11, 2008, as amended, among Teva Pharmaceutical Industries Limited, The Bank of New York Mellon, as depository, and the holders from time to time of shares (incorporated by reference to Teva Pharmaceutical Industries Limited's Registration Statement on Form F-6 (Reg. No. 333-116672))

     5.1  Opinion of Tulchinsky Stern Marciano Cohen & Co.

     5.2  Opinion of Willkie Farr & Gallagher LLP

     23.1 Consent of Kesselman & Kesselman

     23.2 Consent of Tulchinsky Stern Marciano Cohen & Co. (included as part of
          Exhibit 5.1 to this Registration Statement)

     23.3 Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit
          5.2 to this Registration Statement)

Item 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES and POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Country of Israel, on the 16th day of September 2008.

                                   TEVA PHARMACEUTICAL INDUSTRIES LIMITED



                                   By:  /s/ Shlomo Yanai
                                        ----------------------------------------
                                        Shlomo Yanai
                                        President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, hereby constitutes and appoints Shlomo Yanai, William S. Marth and Eyal Desheh, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver a registration statement filed on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                      Title(s)                        Date
          ----                      --------                        ----


/s/ Eli Hurvitz                   Chairman                   September 16, 2008
------------------------
Eli Hurvitz


/s/ Shlomo Yanai                President and                September 16, 2008
------------------------   Chief Executive Officer
Shlomo Yanai

/s/ Eyal Desheh            Chief Financial Officer           September 16, 2008
------------------------
Eyal Desheh



/s/ Phillip Frost               Vice Chairman                September 16, 2008
------------------------
Phillip Frost


/s/ Roger Abravanel               Director                   September 16, 2008
------------------------
Roger Abravanel


/s/ Ruth Cheshin                  Director                   September 16, 2008
------------------------
Ruth Cheshin


/s/ Abraham E. Cohen              Director                   September 16, 2008
------------------------
Abraham E. Cohen


/s/ Meir Heth                     Director                   September 16, 2008
------------------------
Meir Heth


/s/ Roger Kornberg                Director                   September 16, 2008
------------------------
Roger Kornberg


                                  Director                   September __, 2008
------------------------
Moshe Many


/s/ Leora Meridor                 Director                   September 16, 2008
------------------------
Leora Meridor


                                  Director                   September __, 2008
------------------------
Dan Propper


/s/ Dov Shafir                    Director                   September 16, 2008
------------------------
Dov Shafir


/s/ David Shamir                  Director                   September 16, 2008
------------------------
David Shamir


/s/ Ory Slonim                    Director                   September 16, 2008
------------------------
Ory Slonim

/s/ Harold Snyder                 Director                   September 16, 2008
------------------------
Harold Snyder


/s/ William S. Marth           Authorized U.S.               September 16, 2008
------------------------       Representative
William S. Marth

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.
-----------

     4.1 Amended and Restated Deposit Agreement, dated January 11, 2008, among Teva Pharmaceutical Industries Limited, The Bank of New York, as depository, and the holders from time to time of shares (incorporated by reference to Post-Effective Amendment No. 2 to the Teva Pharmaceutical Industries Limited's Registration Statement on Form F-6 (Reg. No. 333-116672))

     5.1       Opinion of Tulchinsky Stern Marciano Cohen & Co.

     5.2       Opinion of Willkie Farr & Gallagher LLP

     23.1      Consent of Kesselman & Kesselman

     23.2 Consent of Tulchinsky Stern Marciano Cohen & Co. (included as part of Exhibit 5.1 to this Registration Statement)

     23.3      Consent of Willkie Farr & Gallagher LLP (included as part of
               Exhibit 5.2 to this Registration Statement)